

<ARTICLE>                                            9
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM CITIGROUP'S
FORM 10-Q FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1999 AND IS QUALIFIED IN
ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS AND ACCOMPANYING
DISCLOSURES.
</LEGEND>
<CIK> 0000831001
<NAME> CITIGROUP 1999
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                               3-MOS
<FISCAL-YEAR-END>                           DEC-31-1999
<PERIOD-START>                              JAN-01-1999
<PERIOD-END>                                MAR-31-1999
<CASH>                                           11,699
<INT-BEARING-DEPOSITS>                           11,574
<FED-FUNDS-SOLD>                                111,595 <F1>
<TRADING-ASSETS>                                118,954
<INVESTMENTS-HELD-FOR-SALE>                     103,639
<INVESTMENTS-CARRYING>                                0
<INVESTMENTS-MARKET>                                  0
<LOANS>                                         226,399
<ALLOWANCE>                                       6,662 <F2>
<TOTAL-ASSETS>                                  690,649
<DEPOSITS>                                      238,978
<SHORT-TERM>                                     14,563 <F3>
<LIABILITIES-OTHER>                              40,059
<LONG-TERM>                                      49,130
<PREFERRED-MANDATORY>                             4,920
<PREFERRED>                                       2,113
<COMMON>                                             36 <F4>
<OTHER-SE>                                       41,810 <F4>
<TOTAL-LIABILITIES-AND-EQUITY>                  690,649
<INTEREST-LOAN>                                   5,888
<INTEREST-INVEST>                                     0 <F5>
<INTEREST-OTHER>                                  5,414
<INTEREST-TOTAL>                                 11,302
<INTEREST-DEPOSIT>                                    0 <F5>
<INTEREST-EXPENSE>                                6,451
<INTEREST-INCOME-NET>                             4,851
<LOAN-LOSSES>                                       729
<SECURITIES-GAINS>                                   53
<EXPENSE-OTHER>                                   2,871
<INCOME-PRETAX>                                   3,972
<INCOME-PRE-EXTRAORDINARY>                        2,489
<EXTRAORDINARY>                                       0
<CHANGES>                                          (127) <F6>
<NET-INCOME>                                      2,362
<EPS-PRIMARY>                                      0.70 <F4><F7>
<EPS-DILUTED>                                      0.68 <F4>
<YIELD-ACTUAL>                                        0 <F5>
<LOANS-NON>                                       3,887 <F8>
<LOANS-PAST>                                      1,087 <F9>
<LOANS-TROUBLED>                                     47
<LOANS-PROBLEM>                                       0
<ALLOWANCE-OPEN>                                  6,617
<CHARGE-OFFS>                                       826
<RECOVERIES>                                        138
<ALLOWANCE-CLOSE>                                 6,662 <F2>
<ALLOWANCE-DOMESTIC>                                  0 <F10>
<ALLOWANCE-FOREIGN>                                   0 <F11>
<ALLOWANCE-UNALLOCATED>                               0 <F11>

<F1>  Includes securities borrowed or purchased under agreements to resell.
<F2>  Allowance activity for the three months of 1999 includes $4MM in other changes, principally foreign currency translation effects.
<F3>  Commercial paper and other short-term borrowings.
<F4>  The Board of Directors on April 19, 1999 declared a three-for-two split in
      Citigroup's common stock, which is payable in the form of a 50% stock dividend on May 28, 1999 to stockholders of record on May 3, 1999. Current and prior year information has been restated to reflect the stock split.
<F5>  Not disclosed.
<F6>  First quarter 1999 accounting changes include the adoption of Statement of
      Position ("SOP") 97-3, "Accounting by Insurance and Other Enterprises for Insurance-Related Assessments" of $(135) million; SOP 98-7, "Deposit
      Accounting: Accounting for Insurance and Reinsurance Contracts That Do Not Transfer Insurance Risk" of $23 million; and SOP 98-5, "Reporting on the Costs of Start-Up Activities" of $(15) million.
<F7>  Primary EPS represents Basic EPS under Financial Accounting Standards No.
      128, "Earnings per Share".
<F8>  Includes $1,635MM of cash-basis commercial loans and $2,252MM of consumer loans on which accrual of interest has been suspended.
<F9>  Accruing loans 90 or more days delinquent.
<F10> No portion of Citigroup's credit loss allowance is specifically allocated to any individual loan or group of loans.
<F11> See Footnote F10 above.


